UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008 (December 8, 2008)

PLURISTEM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

NEVADA	001-31392	98-0351734

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel	31905

(Address of principal executive offices)	(Zip Code)

011 972 4 850 1080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2008, Shai Pines was appointed as an additional member of the Board of Directors of Pluristem Therapeutics Inc. (the “Company”), by the existing Board of Directors. Currently, Mr. Pines is not named as a member of any committee of the Board of Directors.

Mr. Pines is a lawyer admitted to practice law in the State of Israel since 1981. He is a partner with, and heads the Commercial and International Transactions Department of, the Israeli law firm of Hamburger Evron & Co. Since 2000 Mr. Pines served as a member of the Supervisory Board of Globe Trade Centre SA (GTC), a Polish company, which is traded on the Warsaw Stock Exchange, and between the years 2000 – 2005 as a member of the Supervisory Board of GTC International BV, a Dutch private company. Mr. Pines is also a member of the Board of Governors of the Law Faculty of the Tel-Aviv University since 2006. Mr. Pines holds an MBA degree from Kellogg School of Management, Northwestern University, U.S.A. & the Leon Recanati Graduate School of Business Administration, Tel-Aviv University, and an LL.B. degree from Tel-Aviv University.

As a director of the Company, Mr. Pines will be entitled to participate in the applicable provisions of the Company’s compensation arrangements for its directors, which is described in Item 11 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 11, 2008	PLURISTEM THERAPEUTICS, INC. (registrant) By: /s/ Zami Aberman —————————————— Zami Aberman Chief Executive Officer